Exhibit 4.2

EXECUTION COPY

AMENDMENT NO. 1 AND AGREEMENT (this “Amendment”) effective as of September 30, 2004, to the Second Lien Credit Agreement dated as of July 29, 2004 (the “Credit Agreement”), among THERMADYNE INDUSTRIES, INC., a Delaware corporation (“Industries”), THERMAL DYNAMICS CORPORATION, a Delaware corporation (“Dynamics”), TWECO PRODUCTS, INC., a Delaware corporation (“Tweco”), VICTOR EQUIPMENT COMPANY, a Delaware corporation (“Victor”), C & G SYSTEMS, INC., an Illinois corporation (“C & G”), STOODY COMPANY,  a Delaware corporation (“Stoody”), THERMAL ARC, INC., a Delaware corporation (“Thermal Arc”), PROTIP CORPORATION, a Missouri corporation (“ProTip”), and THERMADYNE INTERNATIONAL CORP., a Delaware corporation  (“International” and, together with ProTip, Thermal Arc, Stoody, C & G, Victor, Tweco, Dynamics and Industries, the “Borrowers”), the Guarantors party thereto, the Lenders from time to time party thereto and CREDIT SUISSE FIRST BOSTON, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”).

A.            Pursuant to the Credit Agreement, the Lenders have extended credit to the Borrowers.

B.            The Borrowers have requested certain amendments to the Credit Agreement as set forth herein.  The Borrowers have also requested that the lenders under the First Lien Credit Agreement agree to enter into an amendment thereof substantially in the form attached as Annex I hereto (the “First Lien Amendment”).

C.            In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrowers have agreed to certain matters relating to the granting of Guaranties and Liens by Foreign Subsidiaries as set forth herein.

D.            Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Amendments.  (a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following definition therein in appropriate alphabetical order:

““First Amendment” shall mean Amendment No. 1 and Agreement effective as of September 30, 2004, among the Borrowers, the Guarantors, the Lenders party thereto and the Administrative Agent.”.

(a)           The definition of the term “First Priority Liens” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““First Priority Liens” shall mean the Liens granted by the Credit Parties to secure the obligations under the First Lien Credit Agreement.”.

(b)           The definition of the term “Guarantors” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Guarantors” shall mean Holdings, Thermadyne Receivables, MECO Holding, C&G Holding, each Domestic Subsidiary of a Borrower, and each Foreign Subsidiary of a Borrower becoming a Guarantor pursuant to the terms of the First Amendment.  The Guarantors on the Closing Date are listed on Schedule 1.01.”.

(c)           The definition of the term “Maturity Date” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Maturity Date” shall mean July 22, 2005.”.

(d)           Section 5.09 of the Credit Agreement is hereby amended by replacing the amount “$75,000” in each of the two places therein appearing with the amount “$100,000”.

(e)           Section 6.03(a) is hereby amended by amending and restating clause (ix) thereof in its entirety to read as follows:

“(ix) Indebtedness of Foreign Subsidiaries (excluding Capital Lease Obligations) in an aggregate outstanding principal amount not to exceed $15,000,000;”.

(f)            The table appearing in Section 6.10 (Maximum Leverage Ratio) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Date or Period	Ratio
Closing Date through September 30, 2004	6.00 to 1.00
October 1, 2004 through December 31, 2004	6.00 to 1.00
January 1, 2005 through March 31, 2005	5.75 to 1.00
April 1, 2005 through June 30, 2005	5.25 to 1.00
July 1, 2005 through September 30, 2005	4.75 to 1.00

SECTION 2.  Foreign Guaranties and Collateral. (a) Upon any Foreign Subsidiary guaranteeing any Indebtedness or other obligations under the First Lien Facilities (any such guaranty, a “First Lien Foreign Guaranty” and any such Foreign Subsidiary, a “Foreign Subsidiary Guarantor”), the Borrowers shall, at the Borrowers’ expense, substantially simultaneously with the giving of such First Lien Foreign Guarantee, cause such Foreign Subsidiary Guarantor to duly execute and deliver to the Administrative Agent a guaranty in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the Obligations of each Credit Party (any such guaranty, a “Second Lien Foreign Guaranty”).  The Administrative Agent, in its capacity as Second Lien Agent under the Intercreditor Agreement, agrees to enter into, on or before the date on which the Second Lien Guaranty is required to be

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satisfied in accordance with the immediately preceding sentence, such amendments to the Intercreditor Agreement as may be reasonably requested by the First Lien Agent thereunder to address the applicable procedural or substantive provisions of any foreign insolvency, administration or liquidation law or other foreign law for the relief of debtors in connection with the granting of any Second Priority Foreign Guaranty (provided that the Administrative Agent, in such capacity, shall not be required to enter into any such amendment to the extent the provisions thereof, when taken as a whole, are less favorable in any material respect to the Second Lien Lenders than the comparable provisions relating to the Bankruptcy Code set forth in Section 7 of the Intercreditor Agreement).

(a)           If any First Lien Foreign Guaranty is secured by any Lien (a “First Priority Foreign Lien”) on any assets of any Foreign Subsidiary Guarantor, the Borrowers shall, at the Borrowers’ expense, use their reasonable best efforts to, as promptly as practicable, and in any event within 30 days of the granting of the applicable First Priority Foreign Lien, (i) cause such Foreign Subsidiary Guarantor to enter into one or more security agreements in form and substance reasonably satisfactory to the Administrative Agent, granting a legal, valid and enforceable second priority Lien (a “Second Priority Foreign Lien”) in the same assets of such Foreign Subsidiary Guarantor that secure the First Lien Foreign Guaranty of such Foreign Subsidiary Guarantor and (ii) cause to be delivered to the Administrative Agent one or more legal opinions reasonably satisfactory to it with respect to such security agreements and such Second Priority Foreign Lien (the requirements set forth in the foregoing clause (i) and this clause (ii), collectively, the “Second Lien Foreign Security Requirements”).  The Administrative Agent, in its capacity as Second Lien Agent under the Intercreditor Agreement, agrees to enter into, on or before the date on which the Second Lien Foreign Security Requirements are required to be satisfied in accordance with the immediately preceding sentence (such date, the “Required Date”), such amendments to the Intercreditor Agreement as may be reasonably requested by the First Lien Agent thereunder to address the applicable procedural or substantive provisions of any foreign insolvency, administration or liquidation law or other foreign law for the relief of debtors in connection with the granting of any Second Priority Foreign Lien (provided that the Administrative Agent, in such capacity, shall not be required to enter into any such amendment to the extent the provisions thereof, when taken as a whole, are less favorable in any material respect to the Second Lien Lenders than the comparable provisions relating to the Bankruptcy Code set forth in Section 7 of the Intercreditor Agreement).  If the Second Lien Foreign Security Requirements have not been satisfied on or before the Required Date, the Applicable Percentage with respect to any Loan shall, from and after the Required Date, be increased by 0.50% per annum above the Applicable Percentage that would otherwise be applicable to such Loan.

SECTION 3.  Representations and Warranties.  To induce the other parties hereto to enter into this Amendment, the Credit Parties represent and warrant to each of the Lenders, the Administrative Agent and the Collateral Agent, that, after giving effect to this Amendment, (a) the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, and (b) no Default or Event of Default has occurred and is continuing.

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SECTION 4.  Effectiveness.  This Amendment shall become effective as of the date set forth above on the date that (a) the Administrative Agent (or its counsel) shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrowers, the Guarantors and the Lenders, (b) the First Lien Amendment shall have become effective in accordance with its terms and (c) the Borrowers shall have paid to each Lender an amendment fee in an amount equal to 1.00% of the aggregate principal amount of such Lender’s outstanding Loans on the date hereof.

SECTION 5.  Effect of Amendment.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.  This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.  After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement, as modified hereby.  This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 6.  Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 7.  Applicable Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 8.  Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 9.  Expenses.  The Borrowers agree to reimburse the Administrative Agent for all out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

SECTION 10.  Reaffirmation.  Each of the Guarantors hereby acknowledges receipt and notice of, and consents to the terms of, this Amendment, and affirms and confirms its guarantee of the Obligations and, if applicable, the pledge of and/or grant of a security interest in its assets as Collateral to secure the Obligations, all as provided in the Collateral Documents as

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originally executed, and acknowledges and agrees that such guarantee, pledge and/or grant of security interest continue in full force and effect in respect of, and to secure, the Obligations under the Credit Agreement, as amended hereby, and the other Loan Documents.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered by its duly authorized officer as of the date first set forth above.

THERMADYNE INDUSTRIES, INC.,

by
/s/	James H. Tate
Name:	James H. Tate
Title:	Sr. VP & CFO

THERMAL DYNAMICS CORPORATION,

by
/s/	James H. Tate
Name:	James H. Tate
Title:	Sr. VP & CFO

TWECO PRODUCTS, INC.,

by
/s/	James H. Tate
Name:	James H. Tate
Title:	Sr. VP & CFO

VICTOR EQUIPMENT COMPANY,

by
/s/	James H. Tate
Name:	James H. Tate
Title:	Sr. VP & CFO

C & G SYSTEMS, INC.,

by
/s/	James H. Tate
Name:	James H. Tate
Title:	Sr. VP & CFO

STOODY COMPANY,

by
/s/	James H. Tate
Name:	James H. Tate
Title:	Sr. VP & CFO

THERMAL ARC, INC.,

by
/s/	James H. Tate
Name:	James H. Tate
Title:	Sr. VP & CFO

PROTIP CORPORATION,

by
/s/	James H. Tate
Name:	James H. Tate
Title:	Sr. VP & CFO

THERMADYNE INTERNATIONAL CORP.,

by
/s/	James H. Tate
Name:	James H. Tate
Title:	Sr. VP & CFO

THERMADYNE HOLDINGS CORPORATION,

by
/s/	James H. Tate
Name:	James H. Tate
Title:	Sr. VP & CFO

THERMADYNE RECEIVABLES, INC.,

by
/s/	James H. Tate
Name:	James H. Tate
Title:	Sr. VP & CFO

MECO HOLDING COMPANY,

by
/s/	James H. Tate
Name:	James H. Tate
Title:	Sr. VP & CFO

C&G SYSTEMS HOLDING, INC.,

by
/s/	James H. Tate
Name:	James H. Tate
Title:	Sr. VP & CFO

THERMADYNE WELDING PRODUCTS LIMITED,

by
/s/	James H. Tate
Name:	James H. Tate
Title:	Sr. VP & CFO

CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, individually and as Administrative Agent and Collateral Agent,

by
/s/	Joseph Adipietro
Name:	Joseph Adipietro
Title:	Director

by
/s/	Joshua Parrish
Name:	Joshua Parrish
Title:	Associate

SIGNATURE PAGE TO AMENDMENT NO. 1 AND AGREEMENT TO THERMADYNE SECOND LIEN CREDIT AGREEMENT DATED AS OF JULY 29, 2004

Name of Financial Institution:	CSFB Credit Opportunities Fund (Helios), L.P.
CSFB Credit Opportunities Fund (Employee), L.P.

By its Investment Manager, CSFB Alternative Capital, Inc.
	/s/	Lisa Conrad
	Name:	Lisa Conrad
	Title:	Attorney in Fact
by

Name:
Title:

ANNEX I

Form of First Lien Amendment

(see attached)